POWER OF ATTORNEY

For Executing Forms 3, 4 and 5

Know all by these presents, that the undersigned constitutes and appoints each of Patrick S. Murphy, Peter J. Wilder and Kathy A. Hayes, signing singly, his true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 and the timely filing of such forms with the United States Securities and Exchange Commission, any stock exchange or other authority; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to the Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes, as the undersigned might or could do if personally present, with full power of substitution or revocations and hereby ratifies and confirms all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and the rules thereunder or Rule 144 under the Securities Act of 1933.  This Power of Attorney shall be a durable power of attorney and shall not be affected by subsequent disability or incapacity of the undersigned.  The undersigned agrees to defend and hold harmless each attorney-in-fact (and such attorney-in-fact’s substitute or substitutes) from and against any and all loss, damage or liability that such attorney-in-fact may sustain as a result of any action taken in good faith hereunder.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of January, 2016.

 /s/ Edward G. Sloane, Jr.

Edward G. Sloane, Jr.